UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

Starz Entertainment Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-14880	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

1647 Stewart Street

Santa Monica, California 90404

(Address of principal executive offices)

Registrant’s telephone number, including area code: 310-255-3651

Lions Gate Entertainment Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Shares, no par value per share	STRZ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Section 5 — Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2025, the Board of Directors of Starz Entertainment Corp. (formerly Lions Gate Entertainment Corp.), a corporation organized under the laws of the province of British Columbia, Canada (hereinafter the “Company”), approved a change in fiscal year end of the Company from March 31 to December 31. The Company will file an Annual Report on Form 10-K for the fiscal year ended March 31, 2025. Following this filing, the date of the Company’s next fiscal year end will be December 31, 2025. As a result of the change, the Company will file a Transition Report on Form 10-K for the nine-month transition period from April 1, 2025 to December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starz Entertainment Corp.

By:	/s/ Scott Macdonald
Name:	Scott Macdonald
Title:	Chief Financial Officer

Date: May 9, 2025